Exhibit 5.2

January 15, 2015

The Valspar Corporation

901 3rd Avenue South

Minneapolis, Minnesota 55402

RE:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to The Valspar Corporation, a Delaware corporation (the “Company”), in the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the United States Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), in connection with the proposed offer and sale of the following securities (the “Securities”):

(i)	common stock, $0.50 par value per share, of the Company (the “Common Stock”), issuable directly or upon conversion of Debt Securities or upon exercise of Warrants (as defined below);

(ii)	unsecured debt securities of the Company (the “Debt Securities”), issuable directly by the Company; and

(iii)	warrants to purchase Common Stock or Debt Securities, issuable alone or together with Common Stock or Debt Securities (collectively, the “Warrants”).

The Securities may be offered in separate series, in amounts, at prices, and on terms to be set forth in the prospectus and one or more supplements to the prospectus (collectively, the “Prospectus”) constituting a part of the Registration Statement, and in the Registration Statement.

The Debt Securities are to be in the form filed as Exhibit 4.5 to the Registration Statement, with appropriate insertions, and are to be issued under one or more indentures in the form filed as Exhibit 4.1 to the Registration Statement, with appropriate insertions (the “Indenture”), to be entered into by the Company and a trustee or trustees to be named by the Company. The Warrants are to be in the forms filed as Exhibits 4.7 or 4.8 to the Registration Statement, with appropriate insertions, and are to be issued under one or more warrant agreements to be in the form filed as Exhibit 4.6 (the “Warrant Agreement”).

As part of the corporate action taken and to be taken in connection with the issuance of the Securities (the “Corporate Proceedings”), such issuance and the terms of the Securities to be issued by the Company from time to time will be approved by the Board of Directors of the Company or a committee thereof or certain authorized officers of the Company.

We have examined or are otherwise familiar with the Company’s Certificate of Incorporation, as amended, the By-Laws of the Company, as amended, the Registration Statement, such of the

The Valspar Corporation

January 15, 2015

Corporate Proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of this opinion. Based on the foregoing and the assumptions that follow, we are of the opinion that:

(i)	upon the execution and delivery by the Company of the Indenture, the Indenture will become a valid and binding obligation of the Company; and

(ii)	upon (a) the completion of all required Corporate Proceedings relating to the issuance of Warrants, (b) the due execution and delivery of Warrant Agreements, (c) the due execution and delivery of the related Warrants, and (d) the due authentication of the related Warrants by the applicable warrant agent, such Warrants will be legally issued, valid and binding obligations of the Company.

The foregoing opinions assume that (a) the consideration designated in the applicable Corporate Proceedings for any Security shall have been received by the Company in accordance with applicable law; (b) the Indenture and any Warrant Agreement shall have been duly authorized, executed and delivered by all parties thereto other than the Company; (c) the Registration Statement shall have become effective under the Securities Act; and (d) the Indenture shall have become qualified under the Trust Indenture Act of 1939. Without limiting any other qualifications set forth herein, to the extent they relate to enforceability, each of the foregoing opinions is subject to the limitation that (A) the Indenture and the Warrants are governed by the laws of the State of New York, and the choice of New York law to govern such agreements and instruments are valid and legal provisions, and (B) the provisions of the referenced instruments and agreements may be limited by bankruptcy or other laws of general application affecting the enforcement of creditors’ rights and by general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and to the effect of generally applicable laws that (a) limit the availability of a remedy under certain circumstances where another remedy has been elected, (b) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct, or (c) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.

We have also assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, (b) the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in it, (d) the satisfaction by each party to the referenced instrument or agreement (other than the Company) of those legal requirements that are applicable to it to the extent necessary to make the referenced instrument or agreement enforceable against it, (e) the compliance by each party to the referenced instrument or agreement (other than the Company) with all legal requirements pertaining to its status as such

The Valspar Corporation

January 15, 2015

status relates to its rights to enforce such instrument or agreement against the Company, (f) the accuracy and completeness of each document submitted for review and the authenticity of each such document that is an original or, if such document is a copy, its conformance to an authentic original, (g) the absence of any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, and (h) the compliance of the conduct of the parties to the referenced instrument or agreement with any requirement of good faith, fair dealing and conscionability.

We are members of the Bar of the State of Minnesota, and the foregoing opinions are limited to the existing laws of the State of Minnesota, the existing federal laws of the United States of America and, with respect to the valid and binding nature of the Indenture and the Warrants, the existing laws of the State of New York. We express no opinion as to the laws of any other jurisdiction. The opinions herein expressed are rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. By rendering this opinion, we do not undertake to advise the Company with respect to any other matter or of any change in such laws or in the interpretation thereof which may occur after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Prospectus included therein under the caption “Legal Matters” with respect to the matters stated therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied. Mr. Rolf Engh, Executive Vice President and General Counsel of the Company, may rely on this opinion in rendering his opinion to be dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

This opinion speaks only as of the date hereof and is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ Maslon LLP

MASLON LLP